Exhibit 99.3

FutureScripts, LLC

Financial Statements as of and for the Six

Months Ended June 30, 2010 and 2009,

and Independent Accountants’ Review Report

FUTURESCRIPTS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009:

Balance Sheets	2

Statements of Operations	3

Changes in Member’s Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6–13

Deloitte & Touche LLP 1700 Market Street Philadelphia, PA 19103-3984 USA

Tel: +1 215 246 2300 Fax: +1 215 569 2441 www.deloitte.com

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors of

FutureScripts, LLC

Philadelphia, Pennsylvania

We have reviewed the accompanying balance sheets of FutureScripts, LLC (the “Company”) as of June 30, 2010 and 2009, and the related statements of operations, changes in member’s equity, and cash flows for the six-month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

September 10, 2010

Member of Deloitte Touche Tohmatsu

FutureScripts, LLC

BALANCE SHEETS

AS OF JUNE 30, 2010 AND 2009

	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$569	$109

Receivables:
Customer receivables	2,804,878	1,752,270
Pharmacy payments receivable	17,580,369	22,384,830
Rebate receivables	25,633,169	24,586,023

Total receivables	46,018,416	48,723,123

Due from affiliates	159,620	125,891
Affiliate loan receivable	—	2,123,000
Prepaid expense	15,000	1,265,769
Deferred tax asset	494,000	112,000

Total current assets	46,687,605	52,349,892

Property, equipment, and capitalized software — net	4,347,773	3,367,734

TOTAL ASSETS	$51,035,378	$55,717,626

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Affiliate loan payable	$3,593,000	$—
Due to affiliates	363,344	892,072
Pharmacy payment payable	12,648,335	22,554,737
Rebates payable	23,764,501	25,535,850
Other liabilities	2,898,711	2,052,875

Total current liabilities	43,267,891	51,035,534

Accrued post retirement benefits	296,181	154,341

Total liabilities	43,564,072	51,189,875

Contingencies (Note 6)

Member’s equity:
Paid-in capital	11,505,000	7,073,000
Accumulated deficit	(4,033,694)	(2,545,249)

Total member’s equity	7,471,306	4,527,751

TOTAL LIABILITIES AND MEMBER’S EQUITY	$51,035,378	$55,717,626

See notes to financial statements.

FutureScripts, LLC

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009

REVENUE:

Product revenue	$405,221,422	$403,932,627
Cost of brand drug rebates	(24,610,589)	(29,983,599)

Net product revenue	380,610,833	373,949,028

Network service fees	218,063	237,824
Service fees and other	252,630	254,536

Total revenue	381,081,526	374,441,388

OPERATING EXPENSES:

Cost of product revenue	397,765,782	395,601,559
Brand drug rebates	(29,098,377)	(33,560,751)

Net cost of product revenue	368,667,405	362,040,808

Marketing, general and administrative	8,953,711	9,417,901

Total operating expenses	377,621,116	371,458,709

Interest income	6,969	26,437
Interest expense	(4,458)	(2,568)

Income — before income taxes	3,462,921	3,006,548

Income tax expense	1,214,000	1,053,000

Net income	$2,248,921	$1,953,548

See notes to financial statements.

FutureScripts, LLC

STATEMENTS OF CHANGES IN MEMBER’S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009

Beginning balance	$3,632,385	$1,501,203

Tax allocation settlement (Note 4)	1,590,000	1,073,000

Net income	2,248,921	1,953,548

Ending balance	$7,471,306	$4,527,751

See notes to financial statements.

FutureScripts, LLC

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	2010	2009

OPERATING ACTIVITIES:
Net income	$2,248,921	$1,953,548

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	508,061	318,038
Gain on disposal of property	12,480	—
Increase (decrease) due to change in:
Receivables	(1,157,820)	688,477
Prepaid expenses	29,146	351,368
Deferred tax asset	(376,000)	(20,000)
Due to/from affiliates — net	(1,876,330)	(21,477,392)
Pharmacy payment payable	(12,715,446)	(1,105,089)
Rebates payable	(3,139,151)	2,154,993
Income taxes payable	1,590,000	1,073,000
Other liabilities	1,145,029	667,766
Accrued post retirement benefits	78,562	44,422

Net cash used in operating activities	(13,652,548)	(15,350,869)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,194)	(1,543,955)
Disposal of property and equipment	141,507	—
Loans to affiliates	(20,338,000)	(29,275,000)
Loans collected from affiliates	30,257,000	46,912,000

Net cash provided by investing activities	10,059,313	16,093,045

FINANCING ACTIVITIES:
Proceeds from affiliate loan borrowings	11,029,000	11,488,000
Repayment of affiliate loans	(7,436,000)	(12,231,000)

Net cash provided by (used in) financing activities	3,593,000	(743,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(235)	(824)

CASH AND CASH EQUIVALENTS:
Beginning of period	804	933

End of period	$569	$109

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,458	$2,568

See notes to financial statements.

FUTURESCRIPTS, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1.	ORGANIZATION AND OPERATIONS

Business — FutureScripts, LLC (the “Company”), formed in 2006 and a wholly owned subsidiary of QCC Insurance Company (QCC), which is an indirect wholly owned subsidiary of Independence Blue Cross (IBC), provides pharmacy benefit management (PBM) services to members of affiliated and unaffiliated customers. Services offered by the Company include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services. The Company provides prescription services through its mail service pharmacy and a nationwide network of retail pharmacies. The Company is licensed as a third-party administrator or PBM company in certain states in which it conducts business.

The accompanying financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what its financial position, results of operations, and cash flows would have been during the period presented had the Company operated as an independent company, unaffiliated with IBC and its affiliates. The Company’s historical financial statements include all revenues, costs, assets and liabilities directly attributable to the Company. In addition, certain expenses reflected in the financial statements include allocations of corporate expenses from IBC and its affiliates Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an unaffiliated company for the period presented (see Note 5). On August 4, 2010, an agreement to sell the Company was announced (see Note 8).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The interim financial statements reflect all adjustments which are, in the opinion of management, necessary for the fair presentation of the interim periods presented.

Cash and Cash Equivalents — Cash and cash equivalents are defined as all highly liquid investments with an original maturity of three months or less.

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of receivables for manufacturers rebates, receivables for administrative service revenue (for prescription claims processing), and for reimbursement of prescription drug costs that are paid to network pharmacies. The administrative service receivables and prescription drug costs are primarily with IBC and its affiliates. The Company has not experienced significant losses related to receivables in the past. The Company’s collection experience indicates limited loss exposure due to the nature of the benefits involved and the necessity of benefit continuity for plan sponsor employees.

Fair Value of Financial Instruments — The Company’s balance sheets primarily include the following financial instruments: cash, receivables, pharmacy claims and rebates payable, accrued liabilities, and due to/from affiliates (including affiliate loans). Because of the relatively short period of time between origination of the instruments and their expected realization, the Company believes the carrying amounts of assets and liabilities in the financial statements approximate the fair values of these financial instruments.

Receivables — Receivables are comprised of rebate amounts due from pharmaceutical manufacturers or third party intermediaries and accounts receivable from customers. Based on the Company’s revenue recognition and rebate accounting policies discussed below, certain rebates are estimated and unbilled at the end of the period. Receivables for rebates are calculated monthly based on an estimate of rebatable prescriptions and the rebate per prescription. These estimates are adjusted to actual over the following months when the number of rebatable prescriptions and the rebate per prescription has been finalized and the manufacturers or third party intermediaries are billed for the rebates and the manufacturers or third party intermediaries complete their own assessment of the Company’s submission. The allowance for receivables is determined based on historical write-off experience.

Customer receivables are recorded for amounts due from unaffiliated customers for prescription drug claims approved and processed by our network of pharmacies on behalf of the customer and for administrative service fees for claims processing, formulary design and management, and other PBM services.

Pharmacy payments receivables are recorded for amounts due from affiliated customers for actual approved and processed claims.

Property, Equipment, and Capitalized Software – Net — Property, equipment and capitalized software, which includes expenditures for significant improvements, is recorded at cost, net of accumulated depreciation and amortization. Maintenance, repairs and minor improvements are expensed as incurred. Capitalized software consists of certain costs incurred in the development of internal-use software, including direct costs of materials and services and payroll costs of employees devoted to specific software development. Developmental costs are accumulated until the software is put into use, at which time amortization commences. When property, equipment, or capitalized software is retired or otherwise disposed of, cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations. Depreciation and amortization of property, equipment, and capitalized software is computed using the straight-line method over the estimated useful lives of the respective assets (three to ten years for property and equipment and three to five years for capitalized software ) and is included in Marketing, general, and administrative expenses in the statements of operations.

Long-Lived Assets — The Company reviews long-lived assets, including property, equipment, and capitalized software, for events or changes in circumstances that would indicate the Company might not recover their carrying value. The Company considers many factors including estimated future utility and cash flows associated with the assets, to make this decision. No impairment was determined to exist as of June 30, 2010 or 2009.

Pension and Other Postretirement Benefits — Pension expense related to the Company’s participation in the defined benefit pension plan of IBC is recorded based on actuarially determined net periodic pension costs using a year-end measurement date. The actuarial cost method used is the projected unit credit method. The Company is allocated its share of the annual pension cost by IBC based upon the Company’s proportionate share of total employee salary expense. Benefits are based on the employee’s years of service and compensation during the years preceding retirement.

Health care and life insurance benefits are also provided for retirees. The Company recognizes, as a liability, the actuarial present value of postretirement benefits expected to be paid to employees. The related expense reflects benefits attributed to services rendered by eligible employees during the period and interest on the liability.

Due To/From Affiliates — Due to/from affiliates primarily consists of balance due to or from affiliates for shared services and accrued interest on affiliate loan balances (see Note 5).

Revenue Recognition — The Company’s net revenues are comprised primarily of product net revenues and are derived principally from the sale of prescription drugs through our networks of contractually affiliated and independent retail pharmacy and through our mail-order pharmacy, and are recorded net of certain discounts and rebates payable to customers and members (see also “Rebate Accounting” below).

Product Revenue — The Company recognizes revenue from its mail services pharmacy, excluding co-payments received from members of the customers they serve; when prescriptions are shipped. Products sold through the mail service pharmacy include oral, specialty, and over-the-counter (OTC) medications. Product revenues are also derived from products sold through a contracted network of retail pharmacies, excluding the member’s applicable co-payments. Collection of co-payments from members is the responsibility of the pharmacies. The Company evaluates customer contracts using the indicators of ASC Topic No. 605-45-1, Revenue Recognition Principal-Agent Considerations (formerly Emerging Issues Tax Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent) to determine whether the Company acts as a principal or as an agent in the fulfillment of prescriptions through the retail pharmacy network. The Company acts as a principal in all its transactions with customers and revenues are recognized at the prescription price (ingredient cost plus dispensing fee) negotiated with customers, as well as the company’s administrative fees (“Gross Reporting”). Gross reporting is appropriate because the Company (a) has separate contractual relationships with customers and with pharmacies, (b) is obligated by its retail service contracts with network pharmacy providers to pay their network pharmacy providers for benefits provided to its customers, whether or not the Company is paid, (c) determines which drugs will be included in the formulary listings, (d) selects which retail pharmacies will be included in the network offered to plan sponsors’ members, (e) is responsible to validate and economically manage a claim through its claims adjudication process, (f) commits to set prescription prices for the pharmacy, including instructing the pharmacy as to how that price is to be settled (co-payment requirements), (g) manages the overall prescription drug relationship with the patients, who are members of customers’ plans, and (h) has credit risk for the price due from the customer. These revenues are recognized as the claims are adjudicated, which occurs at the point-of-sale using an on-line claims processing system. Payments made to the network pharmacy providers under the retail service contracts are recorded as Cost of product revenue.

Network Service Fees — The Company earns a processing/general transmission fee from in network pharmacies. The fees are based on processed claims for a particular network pharmacy and range from $.03 to $.10 per processed claim. Network service fees earned during the six months ended June 30, 2010 and 2009, totaled $218,063 and $237,824, respectively.

Service Fees — The Company charges its unaffiliated customers for administrative services which include claims processing, formulary design and management, and other PBM services. Service fees are calculated on a per member basis and are invoiced monthly to the customers. Service fees are recognized when a prescription claim is adjudicated (reviewed and approved). Service fees earned during the six months ended June 30, 2010 and 2009, totaled $215,232 and $235,200, respectively.

Rebate Accounting — The Company receives brand drug rebates and administrative fees from pharmaceutical manufacturers (i.e. access rebates and rebates based on market share percentages). Rebates are recognized as they are earned in accordance with the contractual agreements. The Company estimates fees receivable from pharmaceutical manufacturers and the related rebates payable to its customers on a monthly basis based on historical data. Amounts are subject to final settlement with the contracted party. Based on contractual agreements between the Company and its customers, in most instances, 95% of the manufacturer rebate is transferred to the Company’s customers and the remaining 5% is retained by the Company. The Company retains 100% of administrative fees which are based on contracted drug utilization. The administrative fees range from 1% to 3% and are billed to the drug companies on a quarterly basis. For the six months ended June 30, 2010 and 2009, brand drug rebates totaling $26,018,801 and $30,684,483, respectively, and administrative fees totaling $3,079,576 and $2,876,268, respectively, were earned and are included in brand drug rebates in the statements of operations.

Rebates earned under arrangements with drug manufacturers or third party intermediaries are a reduction of Cost of product revenue expenses and the portion of such rebates due to customers is a reduction of Product revenue. Estimated fees receivable from pharmaceutical manufacturers and the related rebates payable to customers are recorded when the company determines them to be realizable and realization is not dependent upon future pharmaceutical sales. Estimates are revised once the actual rebateable prescriptions are calculated and rebates are billed to the manufacturer. Payments of rebates to customers are generally made subsequent to the Company’s receipt of the rebate payments from the pharmaceutical manufacturers. As the Company assumes pricing risk, rebates are recorded using the gross reporting method.

Cost of Product Revenue — The Company has a contractual obligation to pay its network pharmacy providers for benefits provided to its members. Cost of product revenue includes prescription drug costs and other direct costs associated with dispensing prescriptions. Prescription drugs and supplies are obtained by the contracted pharmacies directly from the manufacturers or wholesale distributors. The Company does not maintain an inventory supply of prescription drugs.

Interest Income / Expense — Interest income earned on cash and cash equivalents and on amounts loaned to affiliates is recorded as Interest income in the statements of operations. Interest expense includes interest incurred on amounts borrowed from affiliates (see Note 5).

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements — In June 2009, the FASB issued the Accounting Standards Codification (the “ASC”) to serve as the single source of authoritative GAAP. The Company adopted the ASC on December 31, 2009. Since the new standard did not change U.S. GAAP, there was no change to the Company’s financial statements other than to update all references to U.S. GAAP to be in conformity with the ASC.

In May 2009, the FASB issued ASC 855, Subsequent Events, (formerly SFAS 165, Subsequent Events), to establish principles and requirements for events occurring after the balance sheet date but before financial statements are issued or available to be issued. ASC 855 provides guidance to determine the period through which an entity should evaluate events or transactions that may require disclosure, the circumstances under which an entity should recognize such events or transactions and the related disclosures for such events or transactions. ASC 855 did not result in significant changes in the evaluation and disclosure of subsequent events as it is establishing principles that are consistent with current generally accepted auditing standards. ASC 855 is effective for periods ending after June 15, 2009 and has been adopted by the Company for the year ended December 31, 2009 (see Note 8).

3.	PROPERTY, EQUIPMENT AND CAPTIALIZED SOFTWARE — NET

The components of property, equipment and capitalized software at June 30, 2010 and 2009, are as follows:

	2010	2009

Office furniture and equipment	$306,254	$549,102
Capitalized software	4,905,366	3,250,190

Property, equipment and capitalized software — gross	5,211,620	3,799,292

Accumulated depreciation and amortization	(863,847)	(431,558)

Property, equipment and capitalized software — net	$4,347,773	$3,367,734

For the six months ended June 30, 2010 and 2009, depreciation and amortization expense related to property, equipment and capitalized software was $508,061 and $318,038, respectively.

4.	INCOME TAXES

The Company is a single member Limited Liability Company and is classified as a disregarded entity for federal, state and local income tax purposes. In accordance with ASC 740, Income Taxes, the Company is not jointly and severally liable for the current and deferred income taxes of its owner. The Company is included in the income tax return of its taxable owner, QCC Insurance Company. In accordance with ASC 740, as the Company is a subsidiary of a taxable entity and in order to satisfy reporting requirements of the purchaser (see Note 8), income taxes have been allocated to the Company’s financial statements. There is no intention by QCC to collect from or pay to the Company any current tax balances calculated as a result of this allocation. Therefore, the settlement of such balances has been treated as a non-cash equity transaction within these financial statements.

The components of income tax expense for the six months ended June 30, 2010 and 2009 are as follows:

	2010	2009

Federal:
Current	$1,590,000	$1,073,000
Deferred	(376,000)	(20,000)

Income tax expense	$1,214,000	$1,053,000

The reconciliation of the expected and actual federal income tax expense for the six months ended June 30, 2010 and 2009 is as follows:

	2010	2009

Expected tax expense at 35%	$1,212,000	$1,052,000
Meals and entertainment	2,000	1,000

Total income tax expense	$1,214,000	$1,053,000

At June 30, 2010 and 2009 there are no deferred tax liabilities. The components of the deferred tax asset are as follows at June 30, 2010 and 2009:

	2010	2009

Deferred tax assets:

Accrued non-qualified retirement plan	$73,000	$46,000
Accrued future employee benefits	104,000	55,000
Accrued employee retention bonus	263,000	—
Depreciation and amortization	54,000	11,000

Total deferred tax asset	$494,000	$112,000

ASC 740 requires deferred tax assets to be reduced by a valuation reserve if it is more likely than not that some portions or all of the deferred tax assets will not be realized. At June 30, 2010 and 2009, the Company has not recorded a valuation allowance. No interest or penalties have been recognized.

The Company does not believe it is reasonably possible that the amount of the unrecognized tax benefit with respect to certain of our unrecognized tax positions will increase or decrease significantly during the next 12 months.

The Company is included in its owner’s federal tax return which has been examined by the Internal Revenue Service (IRS) through the year 2006. The returns for the years 2007, 2008, and 2009 are subject to examination by the IRS, generally for three years after they are filed. The Company’s state and local tax returns are included in its owner’s tax returns for 2006, 2007, 2008, and 2009 which are subject to examination by the taxing authorities, generally for three years after they are filed.

5.	TRANSACTIONS WITH PARENT AND AFFILIATES

The Company receives a variety of operational and administrative services from IBC and its affiliates. The Company receives charges based on allocations using actual costs and assumptions that management believes are reasonable. For the six months ended June 30, 2010 and 2009, the amounts charged for these services to the Company totaled $217,981 and $252,794, respectively, and are included in Marketing, general, and administrative expenses in the statements of operations.

The Company provides PBM services to its affiliates. These services include mail service pharmacy and administrative services that include claims processing, benefit design consultation, drug utilization review, formulary management, and medical and drug data analysis services. For the six months ended June 30, 2010 and 2009, revenue earned from these affiliates totaled $394,874,601 and $394,048,768, respectively, and is recorded in Product revenue in the statements of revenue.

The Company also acts as a third-party administrator for its affiliates. The Company collects prescription drug costs from its affiliates for prescriptions filled within the Company’s pharmacy network and distributes these proceeds to the pharmacies for the affiliates. In addition, the Company collects rebates and passes the proceeds through to its affiliates. The agreed upon drug pricing between the Company and its affiliates includes the cost of providing third-party administrative services, and the related revenue is recorded in product revenue in the statement of operations.

The Company participates in a short term intercompany loan program with other participating affiliates. Funds are loaned to other affiliates or borrowed from affiliates based on the working capital needs of the affiliate companies. Interest accrues at a rate equal to the daily rate payable by commercial banks on overnight investments. Affiliate loan balances are typically settled monthly as funds become available and all loan balances are payable in full within three days of the lender providing the borrower with a written demand for repayment or otherwise no later than one year. At June 30, 2010, the Company maintained affiliate loan borrowings totaling $3,593,000 and did not have any affiliate loan receivables outstanding. At June 30, 2009, the Company had affiliate loan receivables totaling $2,123,000 and did not maintain any affiliate loan borrowings. During the six months ended June 30, 2010 and 2009, the Company recognized interest income on loans to affiliates totaling $2,669 and $25,226, respectively, and interest expense on borrowings of $4,458 and $2,568, respectively.

The Company participates in the group employee benefit plans of IBC for health, life, and disability benefits. For the six months ended June 30, 2010 and 2009, group employee benefit plan expenses for these benefits incurred by the Company were $459,425 and $527,643, respectively. Such costs are included in Marketing, general and administrative expenses in the statements of operations.

The Company also participates in IBC’s noncontributory defined benefit pension plan of all its employees hired prior to January 1, 2000. The benefits are based upon years of service and the employee’s final compensation. For those employees hired on or after January 1, 2000, benefits are calculated on a cash basis formula. For the six months ended June 30, 2010 and 2009, amounts charged to the Company for pension cost totaled $455,755 and $618,425, respectively, and are included in Marketing, general and administrative expenses in the statements of operations.

The Company also participates in IBC’s defined postretirement health benefit plan covering substantially all its employees. The costs of these benefits are recognized in the financial statements during the employee’s active working career. Amounts charged by IBC to the Company for postretirement health benefits during the six months ended June 30, 2010 and 2009 were $78,562 and $44,421, respectively, and are included in Marketing, general and administrative expenses in the statements of operations.

6.	CONTINGENCIES

Litigation — In the course of ordinary business, the Company is involved in and is subject to contractual disputes and other uncertainties. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition or results of operations.

7.	EMPLOYEE RETENTION COSTS

During 2010, the Company introduced an initiative to retain its current work force by offering an employee retention bonus to all active employees who remain active for an agreed upon time period. The costs accrued for this program are $750,000 and are included in Marketing, general and administrative expenses in the statement of operations and Other liabilities in the balance sheet.

As an additional incentive to retain its current work force beyond the expected closing of the sale agreement (see Note 8), all employees of the Company who are active employees as of March 2011 will continue to be eligible for the Company’s all associate incentive program (AAIP). The program is based on IBC and its affiliates achieving performance targets during the fiscal year. The Company’s anticipated obligation under the AAIP for fiscal year 2010 is $455,000. The Company has recorded the 2010 obligation in Marketing, general, and administrative expenses in the statement of operations. The 2010 obligation is unpaid at June 30, 2010 and is included Other liabilities. The Company did not incur an AAIP expense during 2009.

8.	SUBSEQUENT EVENTS

On August 4, 2010, the Company’s ultimate parent, Independence Blue Cross, announced a definitive equity interest sale agreement to sell all of the Company’s issued and outstanding interest to Catalyst Health Solutions, Inc. (Catalyst) in exchange for cash. The transaction is expected to close in 2010 subject to customary closing conditions and the expiration of the waiting period under antitrust provisions. Following the close of the transaction, Catalyst will provide PBM services to IBC and its affiliates under the terms of a new 10 year contract.

The Company has evaluated subsequent events through September 10, 2010, the date these financial statements were issued. Except as identified above, no material subsequent events have occurred since June 30, 2010 that required recognition or disclosure in these financial statements.

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